AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this "Amendment") to the Amended and Restated Employment Agreement dated effective as of March 15, 2016 (the "Agreement") is by and between LifeMed ID, Inc. (the "Company") and David Batchelor ("Employee") with an effective date of May 31, 2016.

WHEREAS, Company and Employee have previously entered into the Agreement and the Company and Employee now wish to amend the Agreement due to certain events that have occurred subsequent to the execution of the Agreement and to comply with applicable law governing the grant of options to employees.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Rescission of Option Agreement. The Company and Employee agree that the Orangehook, Inc. ("Orangehook") nonqualified stock option agreement dated November 24, 2105 (the "November Option Agreement") be and hereby is rescinded ab initio as if such option grant were never made. Section 5.2 of the Agreement be and hereby is deleted in its entirety from the Agreement. Employee agrees to surrender the November Option Agreement to Orangehook for cancellation and Orangehook will record the same in its outstanding equity and equity derivative securities ledger.

2. Replacement Grant. Orangehook agrees to cause its Board of Directors to approve and promptly following surrender by Employee of the November Option Agreement, Orangehook will issue to Employee a replacement grant to Employee of a non-qualified stock option to purchase 228,413 shares of the Company's common stock with an exercise price of $3.18.

3. No Other Changes. Other than as specifically set forth herein, the Agreement shall be unaffected by this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Employment Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

The Company:

LIFEMED ID, INC.

By (Print): DAVID BATCHELOR
Title: CEO

Orangehook:

ORANGEHOOK, INC.

James Mandel
Chief Executive Officer

Employee:

David Batchelor